EIGHTH AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of January 25,2016 to the Committed Facility Agreement dated March 6,2009 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc”) and DNP Select Income Fund Inc. (“Customer”).

WHEREAS, BNPP PB, Inc and Customer previously entered into a Committed Facility Agreement dated as of March 6, 2009 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein with effect as of June 15, 2016;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to Section 1 of the Agreement (‘Definitions’)

The following definition in Section 1 of the Agreement is hereby deleted in its entirety, reordering such other definitions in alphabetical order as appropriate:

““Funding Event” means on any day (the “Date of Determination”), BNP Paribas’ long-term credit rating has declined to a level three or more notches below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including December 19,2014 and ending on and including such Date of Determination.”

2.	Amendment to Section 6 (‘Scope of Committed Facility’)

(a)	Section 6 of the Agreement is hereby amended by replacing the number “180” currently appearing therein with the number “179”.

(b)	Section 6 of the Agreement is hereby amended by deleting the following language:

“Notwithstanding the foregoing or anything to the contrary herein, on or after the occurrence of a Funding Event, BNPP PB, Inc. shall have the option to terminate the Agreement upon 29 days’ notice; provided that, if such 29th day is not a Business Day, then on the first Business Day immediately preceding the 29th day following such notice (the “Termination Date”). Upon termination resulting from the exercise of such option, BNPP PB, Inc. shall pay to Customer a fee equal to 100 bps on the amount of Maximum Commitment Financing on the Termination Date.”

3.	Amendment to Section 13 (‘Termination’)

Section 13(a) of the Agreement is hereby amended by replacing the number “180” currently appearing therein with the number “179”.

4.	Amendment to the Financing Rate in Appendix B of the Agreement

The Customer Debit Rate is hereby amended by replacing the number “3M LIBOR + 85 bps” currently appearing therein with the number “3M LIBOR +115 bps”.

5.	Amendment to the Commitment Fee in Appendix B of the Agreement

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The Commitment Fee shall be amended by replacing “70 bps” with “100 bps” and “60 bps” with “90 bps”.

6.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

7.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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IN WITNESS WHEREOF the parties have executed this Amendment with effect as of June 15, 2016.

BNP PARIBAS PRIME BROKERAGE, INC.		DNP SELECT INCOME FUND INC.

/s/ JP Muir		/s/ Nathan Partain
Name:	JP Muir	Name:	Nathan Partain
Title:	Managing Director	Title:	President, CEO and CIO

/s/ Jeffrey Lowe
Name:	Jeffrey Lowe
Title:	Managing Director

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